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                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporated by reference in the Registration Statement on Form S-8 of Parent Holding Corp. dated December 19, 1997 of our report dated March 17, 1997 relating to the consolidated balance sheets of Doubletree Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996.




                                                      KPMG Peat Marwick LLP



Phoenix, Arizona
December 18, 1997